UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: November 8, 2004


                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)


    Reckson Associates Realty Corp. - Maryland                           Reckson Associates Realty Corp. -
  Reckson Operating Partnership, L.P. - Delaware                                    11-3233650
 (State or other jurisdiction of incorporation or                      Reckson Operating Partnership, L.P. -
                 organization)                                                      11-3233647
                                                                            (IRS Employer ID Number)
              225 Broadhollow Road                                                    11747
               Melville, New York                                                   (Zip Code)
     (Address of principal executive offices)


                                                     1-13762
                                              (Commission File Number)

                                (631) 694-6900
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers.

      (b) Effective November 8, 2004, Donald J. Rechler tendered his resignation from the Board of Directors of Reckson Associates Realty Corp. (the "Company"), including his position as non-executive Chairman. In tendering his resignation, Mr. Rechler indicated his desire to pursue non-business interests and his confidence in the capabilities of the Company's current management team. Mr. Rechler's resignation comes approximately one year after the sale of the Long Island industrial portfolio and related restructuring of the Company in which Mr. Rechler stepped down from his executive position as co-CEO of the Company. The Board is currently scheduled to consider the appointment of a Chairman at its meeting to be held on November 16, 2004.

Item 8.01. Other Events.

      On November 12, 2004, a joint venture in which a subsidiary of Reckson Strategic Venture Partners, LLC ("RSVP") owns a 46% interest, entered into a binding agreement to sell the Concord and Grossinger's Resort Hotels and Golf Courses located in Sullivan County, New York, two of the Catskill Mountains' historically renowned and strategically located resort properties, to Empire Resorts, Inc. ("Empire") for consideration of 18 million common shares of Empire and the assumption of property-related debt. The closing is subject to certain regulatory approvals, lender consents, the approval of Empire's shareholders and other conditions. Certain land adjacent to the golf courses will be retained by RSVP's subsidiary for potential residential development.

      RSVP, a real estate venture capital fund originally formed by the Company, was spun-off to the Company's shareholders as part of Frontline Capital Group ("Frontline") in 1998. In June 2002 Frontline filed for bankruptcy with Reckson Operating Partnership, L.P. as its largest creditor. Additional information concerning RSVP is contained in the Company's periodic reports on file with the Securities and Exchange Commission.



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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      RECKSON ASSOCIATES REALTY CORP.


                                      By:      /s/ Scott Rechler
                                         -------------------------------------
                                         Scott Rechler
                                         Chief Executive Officer
                                         and President


                                      RECKSON OPERATING PARTNERSHIP, L.P.

                                      By:  Reckson Associates Realty Corp.,
                                           its General Partner


                                      By:      /s/ Scott Rechler
                                         -------------------------------------
                                         Scott Rechler
                                         Chief Executive Officer
                                         and President


Date:  November 15, 2004


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